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                                                                   EXHIBIT 17
                    VOTE BY TOUCH TONE PHONE OR THE INTERNET
                         CALL TOLL FREE: 1-800-690-6903
                     OR VISIT OUR WEBSITE: www.proxyvote.com
        (See above for further instructions to vote by phone or Internet)

                      SOGEN FUNDS, INC. - SOGEN MONEY FUND

                                   PROXY PROXY

            THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

               Special Meeting of Shareholders - December 30, 1998

         The undersigned hereby appoints Jean-Marie Eveillard, Philip J. Bafundo, and Carol Moreno, and each of them, the proxies of the undersigned, with the power of substitution to each of them, to vote all shares of [SoGen Money Fund] (the "Fund"), a series of SoGen Funds, Inc. (the "Company") which the undersigned is entitled to vote at the Special Meeting of Shareholders of the Company to be held at the offices of the Company, 1221 Avenue of the Americas, 8th Floor, New York, New York 10020, on Friday, December 30, 1998 at 3:00 p.m., and at any adjournments and postponements thereof (the "Special Meeting").

          Unless otherwise specified in the squares provided, the undersigned's vote will be cast FOR each numbered item below.

         The Directors of the Company recommend that you vote FOR the proposal set forth below.

1. To approve or disapprove an Agreement and Plan of Reorganization by and between SoGen Funds, Inc., on behalf of the Fund, and the Colonial Trust II, on behalf of the Colonial Money Market Fund (the "Plan"), and the transactions contemplated thereby. By approving the Plan, shareholders will also be approving an interim investment management agreement between the Fund and the successor to SGAM Corp.

                  FOR               AGAINST          ABSTAIN

2. In their discretion, the proxies are authorized to vote upon such other business as may properly be presented at the Special Meeting.

                  FOR               AGAINST          ABSTAIN

                 (Continued and to be signed on the other side.)



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(Continued from other side.)

Every properly signed proxy will be voted in the manner specified hereon and, in the absence of specification, will be treated as GRANTING authority to vote FOR the Proposal.



                                              Please sign  exactly as you
                                              name or names appear.  When
                                              signing    as     attorney,
                                              executor,    administrator,
                                              trustee or guardian, please
                                              give  your  full  title  as
                                              such.

                                              ----------------------------
                                              (Signature of Shareholder)

                                              ---------------------------
                                              (Signature of joint owner, if any)

                                               Dated, ___________________, 1998



              PLEASE SIGN AND RETURN PROMPTLY IN ENCLOSED ENVELOPE
                             NO POSTAGE IS REQUIRED